December 9, 2020©2020 Daré Bioscience | All rights reserved Exhibit 99.1

Forward-Looking Statements; Disclaimers 2 THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF DARÉ BIOSCIENCE, INC. (“DARÉ” OR THE “COMPANY”). THIS PRESENTATION INCLUDES CERTAIN INFORMATION OBTAINED FROM TRADE AND STATISTICAL SERVICES, THIRD PARTY PUBLICATIONS, AND OTHER SOURCES. DARÉ HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND THERE CAN BE NO ASSURANCE AS TO ITS ACCURACY. ALL STATEMENTS IN THIS PRESENTATION, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF FEDERAL SECURITIES LAWS. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMS SUCH AS “MAY,” ”WILL,” “EXPECT,” “PLAN,” “ANTICIPATE,” “STRATEGY,” “DESIGNED,” “COULD,” “INTEND,” “BELIEVE,” “ESTIMATE,” “TARGET,” OR “POTENTIAL” AND OTHER SIMILAR EXPRESSIONS, OR THE NEGATIVE OF THESE TERMS. AS USED IN THIS PRESENTATION, “FIRST-IN- CATEGORY” IS A FORWARD-LOOKING STATEMENT REGARDING MARKET POTENTIAL OF A PRODUCT CANDIDATE. FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT MAY CAUSE DARÉ’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION RISKS AND UNCERTAINTIES RELATING TO: THE OUTCOME OR SUCCESS OF CLINICAL TRIALS; DARÉ’S ABILITY TO RAISE ADDITIONAL CAPITAL AS NEEDED; DARÉ’S ABILITY TO OBTAIN AND MAINTAIN INTELLECTUAL PROPERTY PROTECTION FOR ITS PRODUCT CANDIDATES; DARÉ’S ABILITY TO DEVELOP AND OBTAIN REGULATORY APPROVAL OF PRODUCT CANDIDATES ON THE TIMELINES SET FORTH HEREIN; INCLUDING DUE TO THE EFFECT, IF ANY, THAT COVID-19 MAY HAVE THEREON; AND OTHER RISK FACTORS DESCRIBED IN DARÉ’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESENTATION ARE CURRENT ONLY AS OF THE DATE HEREOF AND DARÉ DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. ALL TRADEMARKS, SERVICE MARKS OR TRADE NAMES APPEARING IN THIS PRESENTATION ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS. UNLESS SPECIFICALLY IDENTIFIED AS SUCH, DARÉ’S USE OR DISPLAY OF THIRD-PARTY MARKS IS NOT INTENDED AND DOES NOT INDICATE OR IMPLY ANY RELATIONSHIP WITH OR ENDORSEMENT OR SPONSORSHIP OF DARÉ BY THE THIRD-PARTY OWNER.

3 Partnering is core to our strategy We look for… Highly differentiated products with attractive market opportunities Proof-of-concept and/or the ability to leverage a 505(b)(2) regulatory pathway First-in-category or first-line opportunities Personalized for women (non-systemic delivery) We partner so we can… Accelerate exciting new products Develop new solutions to address persistent unmet needs Become a pipeline resource for large and emerging commercial companies Drive new innovation We partner with… * Partnering is core to our strategy *The Ovaprene PCT clinical study (clinicaltrials.gov identifier: NCT03598088), which was conducted with support from the Eunice Kennedy Shriver National Institute of Child Health and Human Development of the National Institutes of Health under Award Number R44HD095724

PARTNERS	ADVANCING PRODUCTS **WOMEN WANT**	PRE-CLINICAL	PHASE 1	PHASE 2	PHASE 3 / PIVOTAL	REGULATORY FILING

DARE-BV1^ Bacterial Vaginosis

Potential First-line Option for Bacterial Vaginosis (BV)
Bioadhesive gel, clindamycin 2%

BAYER; NIH National Institutes of Health

Ovaprene® Hormone-Free, Monthly Contraception

First-in-category Hormone-Free Monthly Contraception
Monthly, self-administered drug/device barrier IVR.

Sildenafil Cream, 3.6% ^ Female Sexual Arousal Disorder

First-in-category for Treatment Female Sexual Arousal Disorder (FSAD)
Topical Cream, same active ingredient as Viagra®

DARE-HRT1^‡ Hormone Replacement Therapy

First-in-category Combination Hormone Delivery for VMS/HRT
IVR, combination bio-identical estradiol + bio-identical progesterone

NIH National Institutes of Health

DARE-FRT1^ Pregnancy Maintenance (PTB & ART)

First-in-category Progesterone Delivery for Pregnancy Maintenance
IVR, bio-identical progesterone

DARE-VVA1^ Vulvar and Vaginal Atrophy
(HR+ Breast Cancer Population)

First-in-category Hormone-Free Vaginal Treatment for VVA
Proprietary formulation of tamoxifen for vaginal administration

BILL & MELINDA GATES foundation

DARE-LARC1^ Long-Acting, Reversible Contraceptive

User-Controlled Levonorgestrel Implant

DARE-RH1 Male or Female Contraceptive Target
ORB 204/214^ 6 & 12 Month Injectable Contraception

Timeline reflects management's current estimates and constitutes a forward-looking statement subject to qualifications noted elsewhere in this presentation. Actual development timelines may be substantially longer, and Daré is under no obligation to update or review these estimates. "First-in-category" statements are forward-looking statements relating to market potential of Daré's product candidates based on currently available, FDA-approved therapies. ^505(b)(2) regulatory pathway anticipated. ‡DARE-HRT1 Phase 1 study being conducted in Australia by Daré subsidiary.

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WE ARE **ACCELERATING INNOVATION** IN WOMEN'S HEALTH

Value Inflection Timeline Overview


2020
2021
2022
Phase 3 Completed
DARE-BV1^ Bacterial Vaginosis
Planned NDA Submission & FDA Review
DARE-HRT1^ Hormone Replacement Therapy
Phase 1 Topline Data
Sildenafil Cream, 3.6%^ FSAD
Phase 2b Topline Data
Ovaprene® Contraception
Pivotal Topline Data

Timeline reflects management's current estimates and constitutes a forward-looking statement subject to qualifications noted elsewhere in this presentation. Actual development timelines may be substantially longer, and Daré is under no obligation to update or review these estimates.
^505(b)(2) regulatory pathway anticipated

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DARE-BV1 Clindamycin 2% gel for Bacterial Vaginosis

Bacterial Vaginosis (BV) - What is the clinical issue?

Frequently recurring infection that can be difficult to treat


WOMEN DESERVE BETTER
THERAPIES

- The most common vaginal infection in women ages 15-44[1]
- Estimated to affect ~21 million women in the U.S.[1]
- Current prescription drugs are less than optimal with clinical cure ranging from 37-68%[2]

BV increases clinical risks[3]

- Preterm birth – BV is linked to premature deliveries and low birth weight babies
- Sexually transmitted infections – BV makes women more susceptible to sexually transmitted infections, such as HIV, herpes simplex virus, chlamydia or gonorrhea
- BV may increase the risk of developing a post-surgical infection after gynecologic procedures
- BV can sometimes cause pelvic inflammatory disease (PID), an infection of the uterus and the fallopian tubes that can increase the risk of infertility

1. https://www.cdc.gov/std/bv/stats.htm
2. BV Product Data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf
3. https://www.mayoclinic.org/diseases-conditions/bacterial-vaginosis/symptoms-causes/syc-20352279

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DARE-BV1 (Phase 3 Study Design & Demographics)[1]

DARE-BV1 is a thermosetting vaginal gel formulated with clindamycin phosphate 2%, a well known and well characterized antibiotic, that is designed for prolonged, localized release.

- DARE-BVFREE randomized 307 women at 32 centers across the United States in a 2:1 ratio to receive a single vaginal dose of DARE-BV1 (N=204) or a single vaginal dose of placebo gel (N=103).
- The intent to treat (ITT)[2] population comprised primarily patients aged 15 to 51 years, with a mean age of 34.8 (standard deviation 8.84) and median age of 35. Over 53% of the ITT population qualified as obese (BMI ≥30.0), with a mean BMI of 31.50 (standard deviation 8.499).
- In the ITT population, 56.0% of women identified as Black or African American, 41% identified as white and 25.5% identified as of Hispanic or Latino origin (compared to 74.5% as not of Hispanic or Latino origin).
- In addition, more than 75% of the women in the ITT population reported one or more episodes of bacterial vaginosis diagnosed in the 12 months before they were randomized into the study (76.9% in the DARE-BV1 group and 73.8% in the placebo group).

The DARE-BVFREE study's two treatment arms were well balanced in terms of age, race, ethnicity, bacterial vaginosis history, and body mass index (BMI).



Phase 3 Clinical Study Design
Day 1
Baseline Visit
Tests Performed:
• Signs & symptoms
• pH
• Saline "wet mount"
• 10% KOH "whiff test"
DARE-BV1
2 to 1 Randomization
Placebo
Day 7 – 14[3]
Secondary Endpoint
Tests Performed:
• Signs & symptoms
• pH
• Saline "wet mount"
• 10% KOH "whiff test"
• Nugent score
Day 21 – 30[4]
Primary Endpoint
(Test-of-Cure Visit)
Tests Performed:
• Signs & symptoms
• pH
• Saline "wet mount"
• 10% KOH "whiff test"
• Nugent score
Single administration of DARE-BV1 or placebo

N=307 subjects enrolled (age 15 and above)
Duration ~30 days per subject
Diagnosis - Bacterial vaginosis

Definitions:
Primary Endpoint: Clinical Cure (Day 21-30 visit): Resolution of the abnormal vaginal discharge associated with BV; Negative 10% KOH "whiff test"; Clue cells < 20% of the total epithelial cells in the saline wet mount.
Secondary endpoints: Proportion of subjects with Clinical Cure, Bacteriological Cure and Therapeutic Cure at Day 7-14 Visit
Bacteriological Cure: a Nugent score < 4.
Therapeutic Cure: both a Clinical Cure and Bacteriological Cure.

1. Data on file.
2. The intent-to-treat (ITT) population (N=307).
3. Visit occurred 7 to 14 days after study drug administration.
4. Visit occurred 21 to 30 days after study drug administration.

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DARE-BV1 (Phase 3 Study Topline Results)

- The primary endpoint for the study was clinical cure of bacterial vaginosis determined at the Day 21-30 visit in the modified intent-to-treat (mITT) study population (N=180) [1].
- The study met its primary endpoint demonstrating that a single administration of DARE-BV1 proved statistically superior to placebo (p-value < 0.001) at the Day 21-30 visit.
- DARE-BV1 also demonstrated statistically significant efficacy in all five pre-specified secondary efficacy assessments.
- Summary of clinical cure results (mITT population), p-value < 0.001:

DARE-BVFREE Phase 3 Study	**DARE-BV1 (N = 121)**	Placebo (N = 59)
Clinical Cure at Day 7-14 visit	**76.0%**	23.7%
Clinical Cure at Day 21-30 visit (primary endpoint)	**70.2%**	35.6%

- DARE-BV1 was well tolerated in the study.

1. In accordance with U.S. Food and Drug Administration (FDA) guidance, the mITT population (N=180) excludes subjects from the intent-to-treat (ITT) population (N=307) who subsequently demonstrated a positive test result for other concomitant vaginal or cervical infections at baseline.

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DARE-BV1 (Branded Rx Comparison)

Product	Frequency, Dose, and Route of Administration	Study Descriptions		Clinical Cure Rates
		Randomized Placebo-Controlled Phase 3 Trial [1] Topline data		
DARE-BV1 (Investigational) (clindamycin phosphate vaginal gel, 2%))	1 time, 5g applicator, applied vaginally	DARE-BVFREE (Day 21-30) *Modified-Intent-to-Treat Population at 21-30 Days*	DARE-BV1 (N=121) Placebo (N=59)	**70.2%** 35.6%
		DARE-BVFREE (Day 7-14) *Modified- Intent-to-Treat Population at 7-14 Days*	DARE-BV1 (N=121) Placebo (N=59)	**76.0%** 23.7%
		Two Randomized, Placebo-Controlled Phase 3 Studies [2]		
Solosec® (secnidazole 2g oral granules)	1 time, 2g dose, taken orally	Study 1 (Day 21-30) *Modified-Intent-to-Treat Population at 21-30 Days*	SOLOSEC (N=62) Placebo (N=62)	**67.7%** 17.7%
		Study 2 (Day 21-30) *Modified-Intent-to-Treat Population at 21-30 Days*	SOLOSEC (N=107) Placebo (N=57)	**53.3%** 19.3%
		Study 2 (Day 7-14) *Modified- Intent-to-Treat Population at 7-14 Days*	SOLOSEC (N=107) Placebo (N=57)	**57.9%** 24.6%
		Randomized, Double-Blind, Placebo-Controlled, Parallel Group Study [3]		
Clindesse® (clindamycin phosphate vaginal cream, 2%)	1 time, 5g applicator, applied vaginally	Study 1 (Day 21-30) *Modified-Intent-to-Treat Population at 21-30 Days*	Clindesse (N=78) Placebo (N=66)	**41.0%** 19.7%
		Randomized, Investigator-Blind, Active-Controlled Comparative Study		
		Study 2 (Day 21-30) *Modified-Intent-to-Treat Population at 21-30 Days*	Clindesse Single Dose (N=221) Clindamycin Vaginal Cream, 7 doses (N=211)	**53.4%** 54.0%
		Study 2 (Day 21-30) *Per Protocol Population at 21-30 Days*	Clindesse Single Dose (N=126) Clindamycin Vaginal Cream, 7 doses (N=125)	**64.3%** 63.2%
		Randomized, Double-Blind, Vehicle-Controlled, Parallel Group Study [4]		
Nuvessa™ (metronidazole vaginal gel 1.3%)	1 time, 5g applicator, applied vaginally	Study 1 (Day 21-30)	NUVESSA (N=292) Vehicle Gel (N=285)	**37.0%** 26.7%
		Study 1 (Day 7)	NUVESSA (N=292) Vehicle Gel (N=285)	**41.1%** 20.0%

1. Data on file
2. SOLOSEC PRESCRIBING INFORMATION https://dailymed.nlm.nih.gov/dailymed/fda/fdaDrugXsl.cfm?setid=551e43d5-f700-4d6e-8029-026f8a8932ff&type=display
3. Clindesse PRESCRIBING INFORMATION https://www.clindesse.com/pdf/PI.pdf
4. Nuvessa PRESCRIBING INFORMATION https://www.nuvessa.com/nuvessa_files/Nuvessa%20PI%202018-08.pdf

10

• Daré expects to have a pre-NDA meeting with the FDA in early 2021 and to submit an NDA during the first half of 2021. • DARE-BV1 received both Fast Track and Qualified Infectious Disease Product designations from the FDA for the treatment of bacterial vaginosis. Given these designations, the NDA may be eligible for priority review, which, if granted, could allow for a 2021 PDUFA date, and, assuming approval, an early 2022 commercial launch in the U.S. 11 DARE-BV1 Qualified Infectious Disease Product (QIDP) and Fast Track Designation • In the DARE-BVFREE trial, DARE-BV1 delivered clinical cure rate values over currently marketed FDA-approved products for the treatment of bacterial vaginosis: • 70% at Day 21-30 (primary endpoint) and 76% at Day 7-14 • Data from the DARE-BVFREE trial demonstrate that DARE-BV1 is significantly effective in what we believe was a representative patient population, including a large proportion of patients who reported one or more episodes of bacterial vaginosis diagnosed in the 12 months before they were randomized into the study (75% of the ITT population). DARE-BV1

Investigational Hormone-Free, Monthly Contraceptive The U.S. contraceptive market size is projected to reach USD 9.6 billion by 2027 expanding at a CAGR of ~4.2% ~37 million U.S. women of reproductive age are estimated to currently use a contraceptive method 1. Grand View Research report, Feb 2020, https://www.grandviewresearch.com/industry-analysis/us-contraceptive-market 2. The Guttmacher Institute, Contraceptive Use in the United States, Fact Sheet, April 2020, https://www.guttmacher.org/fact-sheet/contraceptive-use-united-states# 1 2 Ovaprene®

Contraception: what kinds of products are successful? 13 Mirena 1. https://www.bayer.com/en/bayer-ag-annual-report-2019.pdfx. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla® 2. https://www.prnewswire.com/news-releases/allergan-reports-fourth-quarter-and-full-year-2019-financial-results-301001646.html 3. https://s21.q4cdn.com/488056881/files/doc_financials/2019/q4/2019-Form-10-K-Final.pdf. 1 2 3 Mirena® Hormone IUD (levonorgestrel-releasing intrauterine system) 52mg Lowest amount of daily estrogen (10 micrograms) available in pill form 2019 US sales: $588 million (Allergan)2 Lo Loestrin® (norethindrone acetate and ethinyl estradiol, ethinyl estradiol tablets) NuvaRing® (etonogestrel/ethinyl estradiol vaginal ring) Physician inserted, long-acting. low/locally delivered hormone IUS 2019 worldwide sales: €1.2 billion (Bayer) 1 Monthly vaginal ring 2019 worldwide sales: $879 million (Merck) 3 Lower hormone levels and more convenient delivery platforms

Contraception: what features are women seeking?

darébio

Effectiveness (pregnancy prevention)

Less Hormones

- A majority of women prefer a monthly option with a lower hormone dose than the standard birth control pill.[1]

Convenient dosing forms

- Independent surveys revealed that the vaginal ring has many of the features women deemed extremely important.[2]

Defined coverage periods

- ~70% of women who practice contraception use non-coital *(not in the moment)* methods.[3]

CONTRACEPTIVE METHOD CHOICE

Most effective method used in the past month by U.S. women, 2014

METHOD	No. of women	% of women aged 15–44	% of women at risk of unintended pregnancy	% of contraceptive users
Pill	9,572,477	15.6	22.7	25.3
Tubal (female) sterilization	8,225,149	13.4	19.5	21.8
Male condom	5,496,905	8.9	13.0	14.6
IUD	4,452,344	7.2	10.6	11.8
Vasectomy (male sterilization)	2,441,043	4.0	5.8	6.5
Withdrawal	3,042,724	5.0	7.2	8.1
Injectable	1,481,902	2.4	3.5	3.9
Vaginal ring	905,896	1.5	2.1	2.4
Fertility awareness-based methods	832,216	1.3	2.0	2.2
Implant	965,539	1.6	2.3	2.6
Patch	69,106	0.1	0.2	0.2
Emergency contraception	69,967	0.1	0.2	0.2
Other methods*	234,959	0.4	0.6	0.6
No method, at risk of unintended pregnancy	4,408,474	7.2	10.5	na
No method, not at risk	19,302,067	31.4	na	na
Total	61,491,766	100.0	100.0	100.0

*Includes diaphragm, female condom, foam, cervical cap, sponge, suppository, jelly/cream and other methods. NOTE: "At risk" refers to women who are sexually active; not pregnant, seeking to become pregnant or postpartum; and not noncontraceptively sterile. na=not applicable.

www.guttmacher.org

1. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963
2. Lessard, L,Perspectives on Sexual and Reproductive Health, Volume 44, Number 3,9-2012
3. https://www.guttmacher.org/fact-sheet/contraceptive-use-united-states

14

Contraception: what products are hormone-free?



	Hormone-free Options	Number of pregnancies expected (per 100 women)[1]*
	Spermicides & Vaginal Gels[2]	>27 (greater than 27 pregnancies)
	Condoms (male)	18
	Diaphragms (with a spermicide)	12
	Copper IUD	<1 (less than 1 pregnancy)

Least Effective

Most Effective

1. U.S. Food and Drug Administration Birth Control Guide: https://www.fda.gov/consumers/free-publications-women/birth-control-chart
2. U.S. Food and Drug Administration Drug Data Prescribing information for a recently approved vaginal gel, Phexxi™ provides that in a multicenter, open-label, single-arm clinical trial in the U.S. (AMP002; NCT03243305), the 7-cycle cumulative pregnancy rate was 13.7% (95% CI: 10.0%, 17.5%), excluding cycles with back-up contraception, cycles <21 or > 35 days in length and cycles in which no intercourse was reported. The estimated Pearl Index, calculated based on data from the 7-cycle study, was 27.5 (95% CI: 22.4%, 33.5%). https://www.accessdata.fda.gov/drugsatfda_docs/label/2020/208352s000lbl.pdf

* The pregnancy rates tell you the number of pregnancies expected per 100 women during the first year of typical use. Typical use shows how effective the different methods are during actual use (including sometimes using a method in a way that is not correct or not consistent). For more information on the chance of getting pregnant while using a method or on the risks of a specific product, please check the product label or Trussell, J. (2011)."Contraceptive failure in the United States." Contraception 83(5):397-404.

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Contraception: **what's missing** from hormone-free options?



Hormone-free Options	Number of pregnancies expected (per 100 women)[1]*
Spermicides & Vaginal Gels[2]	>27 (greater than 27 pregnancies)
Condoms (male)	18
Diaphragms (with a spermicide)	12
? **Easy-to-use monthly option**	**Effectiveness approaching hormonal methods**
Copper IUD	<1 (less than 1 pregnancy)

Least Effective → Most Effective

1. U.S. Food and Drug Administration Birth Control Guide: https://www.fda.gov/consumers/free-publications-women/birth-control-chart
2. U.S. Food and Drug Administration Drug Data Prescribing information for a recently approved vaginal gel, Phexxi™ provides that in a multicenter, open-label, single-arm clinical trial in the U.S. (AMP002; NCT03243305), the 7-cycle cumulative pregnancy rate was 13.7% (95% CI: 10.0%, 17.5%), excluding cycles with back-up contraception, cycles <21 or > 35 days in length and cycles in which no intercourse was reported. The estimated Pearl Index, calculated based on data from the 7-cycle study, was 27.5 (95% CI: 22.4%, 33.5%). https://www.accessdata.fda.gov/drugsatfda_docs/label/2020/208352s000lbl.pdf

* The pregnancy rates tell you the number of pregnancies expected per 100 women during the first year of typical use. Typical use shows how effective the different methods are during actual use (including sometimes using a method in a way that is not correct or not consistent). For more information on the chance of getting pregnant while using a method or on the risks of a specific product, please check the product label or Trussell, J. (2011)."Contraceptive failure in the United States." Contraception 83(5):397-404.

16

Ovaprene® Investigational Hormone-Free, Monthly Contraceptive 17 Spermiostatic Environment 6 Contraceptive-loaded silicone ring releasing non-hormonal active Ferrous gluconate Physical Barrier 6 Three-dimensional, knitted polymer barrier Desired Features of Birth Control Products:1-4 Design Features of Ovaprene:5-7 + Efficacy 86% - 91% Expected Typical Use Effectiveness Approaching Hormone Contraception + Hormone Free No Hormones in the API Unique dual action MOA (spermiostatic & barrier) + Convenience Monthly Ring Form Women choose monthly rings for the convenience of a non-daily option + Favorable Side Effect Profile Safety Profile Similar to a Diaphragm No significant changes in vaginal flora and no serious adverse effects observed in studies to date + Easily Manage Fertility No Systemic/Long-term Activity Inserted and removed without a provider allowing for immediate return to fertility 1. https://www.urban.org/urban-wire/women-want-effective-birth-control 2. Lessard, L,Perspectives on Sexual and Reproductive Health, Volume 44, Number 3,9-2012 3. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963 4. Ersek, J, Matern Child Health J (2011) 15:497–506 5. In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated “typical use” contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods. Mauck C, Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444 6. Journal of Reproductive Medicine 2009; 54: 685-690 7. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.

Ovaprene® Investigational Hormone-Free, Monthly Contraceptive

U.S. Regulatory Strategy[1]

Premarket approval (**PMA**) with the Center for Devices and Radiological Health (**CDRH**) as lead review division

Step 1 (Completed)

- Postcoital Test (PCT) Study - Completed 4Q 2019

Step 2 (Ongoing)

- File investigational device exemption (**IDE**) to support 2022 pivotal study readout
- Conduct pivotal study
  - Topline data expected by year-end 2022
  - ~250 completers up to 12 months of use
  - Primary endpoints: safety and efficacy (pregnancy probability)
  - Secondary endpoints: acceptability, product fit/ease of use and assessments of vaginal health

The PCT Clinical Study Met its Primary Endpoint[2]

Ovaprene prevented the requisite number of sperm from reaching the cervix across all women and all cycles evaluated.

- **Specifically, in 100% of women and cycles, an average of less than five (< 5)** progressively motile sperm **(PMS)** per high-powered field **(HPF)** were present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place.
- Women enrolled in the study who completed at least one Ovaprene PCT (N=26) had a **mean of 27.21 PMS/HPF in their baseline cycle (without any contraceptive device)**, a mean of 0.22 PMS/HPF in their diaphragm cycle (in the presence of an FDA-cleared diaphragm with spermicide), **and a mean of 0.48 PMS/HPF in their Ovaprene PCT cycles (in the presence of the Ovaprene device), with a median of zero PMS.**

	Mean (Progressively Motile Sperm)	Median (Progressively Motile Sperm)	Standard Deviation	Interquartile Range
Baseline PCT's	27.21	23.20	17.88	24.80
Ovaprene PCT's	0.48	0.00	1.18	0.10

1. Anticipated regulatory pathway and timelines.
2. In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods. Mauck C, Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444

18

Ovaprene Commercial License Agreement with Bayer 1 19 • Bayer received the right to obtain exclusive rights to commercialize the product in the U.S. following completion of the pivotal clinical trial if Bayer, in its sole discretion, makes payment to Daré of $20 million. • Daré may receive up to $310 million in commercial milestone payments plus tiered royalties on net sales in the double-digits. • Bayer supports the development and regulatory process by providing up to two full-time equivalents (internal experts), or FTEs, in an advisory capacity, which gives us access to their global manufacturing, regulatory, medical and commercial internal expertise. * https://www.mirena-us.com/; supported by 2014-2016 SHS data. 1. https://ir.darebioscience.com/news-releases/news-release-details/bayer-and-dare-bioscience-announce-exclusive-licensing-agreement We believe the licensing agreement with Bayer is validation of our broader corporate strategy and confirmation of Ovaprene’s market potential as the first monthly non-hormonal contraceptive product in the US market. January 2020 - Bayer, marketer of the $1 billion Mirena contraceptive franchise, and Daré announced that the companies signed a license agreement under which Bayer may commercialize Ovaprene in the United States once approved by the FDA. Mirena® is the #1 prescribed IUD in the U.S.* Ovaprene® Investigational Hormone-Free, Monthly Contraceptive

1. https://www.businesswire.com/news/home/20190628005277/en/Global-Female-Sexual-Dysfunction-Treatment-Market-2019-2023 Female Sexual Arousal Disorder (FSAD) The global female sexual dysfunction treatment market is expected to grow at ~37% CAGR from 2019 - 2023 1 Sildenafil Cream, 3.6%

Sildenafil Cream, 3.6% FSAD - what is the clinical issue? • Female Sexual Arousal Disorder (FSAD) is characterized primarily by an inability to attain or maintain sufficient genital arousal during sexual activity and, of the female sexual function disorders, is most analogous to erectile dysfunction (ED) in men.* • The condition should be distinguished from a general loss of interest in sexual activity and from other sexual dysfunctions, such as the orgasmic disorder (anorgasmia) and hypoactive sexual desire disorder (HSDD), which is characterized as a lack or absence of sexual fantasies and desire for sexual activity for some period of time.1,2 21 *Diagnostic and Statistical Manual 4th Edition Text Revision (DSM IV TR), defines female sexual arousal disorder as a persistent or recurrent inability to attain or to maintain until completion of the sexual activity, an adequate lubrication- swelling response of sexual excitement. The diagnostic criteria also state that the inability causes marked distress or interpersonal difficulty, is not better accounted for by another Axis I disorder (except another sexual dysfunction) and is not due exclusively to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition. 1. https://drgeo.com/womens-sexual-health-overview/; 2. https://health.usnews.com/conditions/sexual-disorder-dysfunction

FSAD - what is the incidence? Meta-analysis of 95 studies from 2000-2014 indicated the prevalence of Female Sexual Dysfunction in premenopausal women worldwide is 40.9%, and difficulty with arousal alone is 23%.1 Market research estimates: • 33% of women in the U.S. age 21 to 60 (approximately 20 million women), experience symptoms of low or no sexual arousal.2,3 • 10 million women are considered distressed and actively seeking treatment.2 1. McCool et al. Sex Med Rev 2016;4:197-212. 2. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC. 3. Based on US Census projections for 2016. Sildenafil Cream, 3.6% 22

1. Sildenafil Cream, 3.6%, (formerly SST-6007) Sildenafil Cream, 3.6% Topically administered Sildenafil Cream is… • A PDE5 inhibitor utilized in ED medications for men (Viagra®) • Designed to increase local blood flow to provide an improvement in genital arousal response • Applied topically, avoiding hepatic first-pass metabolism response resulting in lower systemic exposure resulting in reduced side effects compared to oral sildenafil, including Viagra® • Given the similarities between ED and FSAD, the active ingredient in Viagra® - sildenafil - may improve genital arousal response and overall sexual experience for women as it does in men There are no FDA-approved treatments for FSAD 23 All trademarks, service marks or trade names appearing in this presentation are the property of their respective owners. Our use or display of third-party marks is not intended and does not imply a relationship with or endorsement or sponsorship of Daré Bioscience, Inc. by the third-party owner. 1

0 1 2 3 4 5 6 7 Mean (Erotic) Maximum (Erotic) V a g in a l P u ls e A m p li tu d e ( m V ) Mean and Maximum VPA† Placebo Oral Viagra® † Twelve healthy premenopausal women were studied. P<0.05 P=0.093 0 10 20 30 40 50 60 70 Question 2 Question 4 O b s e rv e d N u m b e r Im p ro v e d (% ) Improvement on FIEI Questions† Placebo Oral Viagra® P=0.015 P=0.017 † Question #2 – “After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged”. Question #4 – “After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be.” 202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied. Pfizer VPA Clinical Lab Study – Oral Viagra Pfizer Clinical Field Study – Oral Viagra Female Intervention Efficacy Index (FIEI) 1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women’s Health & Gender-Based Medicine. Vol. 11, No. 4. 2002 2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003. Key Takeaways of Viagra® studies: • Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women. • The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration. Sildenafil Cream, 3.6% 24 Statistically significant increases in Vaginal Pulse Amplitude (VPA)1 Statistically significant improvement in genital stimulation (FIEI)2

Sildenafil Cream, 3.6%

Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Normal healthy postmenopausal women were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design.

- Sildenafil Cream had significantly lower systemic exposure compared to a 50 mg oral sildenafil dose
  - AUC – 3-6%
  - C_{max} – 1-2%
- Sildenafil Cream was safe and well tolerated at clinically relevant doses (1-2g)
- Favorable product characteristics as self-reported by subjects
  - Easy to use
  - Readily absorbed

Phase 1 Study

Treatment	N=59	Sildenafil Single Dose	C_{max} (ng/ml)	T_{max} (hr)	AUC_{last} (h*ng/ml)
Topical Sildenafil 1 g of cream	20	35 mg	3.4	2.37	25.6
Topical Sildenafil 2 g of cream	20	71 mg	3.8	2.27	30.8
Topical Sildenafil 4 g of cream	19	142 mg	5.3	2.22	42.5

Phase 1 Study


Mean Plasma Concentration Time Profile of
3 Topical Sildenafil Doses
Plasma Concentration (pg/mL)
Time (hours)
1 g (50 mg)
2 g (100 mg)
4 g (200 mg)

Phase 2a Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Demonstrated increased blood flow in the genital tissue **compared to placebo** (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing.

1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007.

25

Sildenafil Cream, 3.6%

Positive Data – Thermography Study*

Positive findings for Sildenafil Cream, 3.6% (as shown in Figure 1.)

- Positive cognitive arousal responses were noted.
- Significantly greater **increases in genital temperature** after application of Sildenafil Cream compared to placebo cream and no cream.
- Significantly **greater self-reported arousal responses** reported during Sildenafil Cream visits compared to placebo cream visits.

Figure 1. Clitoral temperature change during the sexually explicit film


Sildenafil Cream
Placebo Cream
Temperature Change (C)
3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Time (minutes)
Sildenafil Cream, 3.6%
Placebo Cream
No Cream

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Thermography Study Design & Methodology (N=6)[1]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Data on file.

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

26

Phase 2b – At Home Study The Phase 2b study is designed to evaluate Sildenafil Cream versus placebo over twelve weeks of dosing following both a non-drug and placebo run-in period. • In the Phase 2b study women will use Sildenafil Cream and placebo in their home setting. • Primary endpoint patient reported outcome (PRO) instruments to measure improvement in localized genital sensations of arousal and reduction in the distress that women with FSAD experience. • Several exploratory efficacy endpoints will be measured and could potentially prove to be additional measurements of efficacy in a future Phase 3 program. Sildenafil Cream, 3.6% 27

New investigational prescription drug delivery options for women Vaginal Drug Delivery

Vaginal Drug Delivery Technology - IVR The Vaginal Route of Drug Administration 1 • Vaginal drug delivery offers many potential advantages due to the large surface area, a dense network of blood vessels and high elasticity due to presence of smooth muscle fibers • Recognized advantages include: comparable ease of administration and ability to bypass hepatic first-pass metabolism Our Intravaginal Ring (IVR) Technology – Design Features: • Sustained drug delivery • Variable dosing and duration • Solid ethylene vinyl acetate (EVA) polymer matrix that can contain and release a single or multiple active drugs • No need for a membrane or reservoir to contain the active drug(s) or control the release 29 1. Sonia, T.A. & Sharma, C.P., “Routes of administration of insulin – Vaginal route,” Oral Delivery of Insulin, 2014, https://www.sciencedirect.com/topics/pharmacology-toxicology-and-pharmaceutical-science/vaginal-drug-delivery

1. Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-HRT1 or DARE-FRT1 2. The 2017 hormone therapy position statement of The North American Menopause Society; Menopause: The Journal of The North American Menopause Society Vol. 24, No. 7, pp. 728-753, https://www.menopause.org/docs/default-source/2017/nams-2017-hormone-therapy-position-statement.pdf 3. U.S. Census Bureau, Population Division. Table 2. 2015 to 2060 (NP2012-T2). Released Dec. 2012. . Vaginal Drug Delivery Technology - IVR 30 Hormone Replacement Therapy (HRT) HRT remains the most effective treatment for vasomotor symptoms (VMS) and the genitourinary syndrome of menopause (GSM) and has been shown to prevent bone loss and fracture.2 • The 2017 Hormone Therapy Position Statement of The North American Menopause Society (NAMS), supports HRT in peri-and post-menopausal women.2 NAMS observes that non-oral routes may offer advantages over oral routes of administration.2 Ongoing Phase 1 VMS/HRT STUDY A Phase 1, Open-Label, 3-arm Parallel Group Study to Evaluate the Pharmacokinetics and Safety of DARE-HRT1 (80 µg and 160 µg Estradiol/ 4 mg and 8 mg Progesterone Intravaginal Rings) in Healthy Post-Menopausal Women. N=30 DARE-HRT1 A combination bio-identical estradiol + bio-identical progesterone IVR for hormone replacement therapy 505(b)(2) candidate 1 45M women in U.S. approaching or in menopause3

Vaginal Drug Delivery Technology - IVR



DARE-FRT1

A bio-identical progesterone IVR for the prevention of preterm birth and IVF/fertility support

Prevention of Preterm Birth (PTB)

After steadily declining from 2007 to 2014,[2] the premature birth rate in the United States rose for the fourth straight year in 2018 with ~10% of babies born preterm (less than 37 weeks).[3]

NIH Grant Funding for DARE-FRT1 (PTB)

Potential for up to $2.3 million in grant funding from the NIH to support the DARE-FRT1 program.

- Notice of award for initial $300,000 in grant funding announced Aug 2020.
  Eunice Kennedy Shriver National Institute of Child Health & Human Development of the National Institutes of Health Award Number R44 HD101169.

Assisted Reproductive Technologies (ART)/IVF

As women wait longer to have children, they increase their risk of infertility.

- An estimated 12-15% of couples are unable to conceive after 1-year of unprotected sex.[4]
- Approximately 20% of U.S. women have their first child after age 35 and about 1/3 of couples in which the woman is older than 35 years have fertility problems.[5]


U.S. Fertility Services Market[6]
$3-4bn (Total Market Opportunity)
$1.7-2.5bn (ART Services)
~$1.5bn (Fertility Medications)
DARE-FRT1 Market Opportunity

505(b)(2) candidate[1]

1. Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-HRT1 or DARE-FRT1
2. 2019 March of Dimes Report Card, https://www.marchofdimes.org/mission/reportcard.aspx
3. CDC's National Center for Health Statistics, National Vital Statistics Reports, Births: Final Data for 2018, Nov 27, 2019, https://www.cdc.gov/nchs/data/nvsr/nvsr68/nvsr68_13-508.pdf
4. Retrieved May 26, 2020 from https://www.nichd.nih.gov/health/topics/infertility/conditioninfo/common
5. Retrieved May 26, 2020 from https://www.cdc.gov/reproductivehealth/infertility/index.htm
6. Harris Williams & Co. Fertility market overview. May 2015.

31

Vaginal Drug Delivery Technology Potential to be the first treatment specifically approved for the treatment of vulvar and vaginal atrophy (VVA) in patients with hormone-receptor positive (HR+) breast cancer. • Approximately 3.8 million women in the U.S. have a history of breast cancer and HR+ is the most common type. 2 • Localized estrogen therapy for VVA may be contraindicated for women diagnosed with, or at risk of recurrence of, ER-positive and PR-positive breast cancer. VVA prevalence in postmenopausal breast-cancer survivors is estimated to be between 42 and 70%.3 321. Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-VVA1. 2. American Cancer Society, Breast Cancer Facts & Figures 2019-2020, https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/breast-cancer-facts-and-figures/breast-cancer-facts-and-figures-2019-2020.pdf 3. Clinical Breast Cancer, Dec 2017: https://www.sciencedirect.com/science/article/pii/S1526820917300952 Daré is developing this novel local application of tamoxifen to mitigate the symptoms of VVA for patients HR+ breast cancer, including women currently on anti-cancer therapy. DARE-VVA1 A proprietary formulation of tamoxifen for vaginal administration 505(b)(2) candidate 1 Vulvar and vaginal atrophy (VVA) A chronic condition characterized by pain during intercourse, vaginal dryness and irritation

Vaginal Drug Delivery Technology

darébio

This exploratory study in four postmenopausal women diagnosed with VVA demonstrated that a self-administered vaginal suppository containing tamoxifen (20mg) dosed daily for one week and twice weekly for three months **was effective in reducing vaginal pH and vaginal dryness.**

Vaginal Tamoxifen	Enrollment (Baseline)	On Treatment (Month 3)	Paired Difference (Baseline vs. Month 3)
Median Vaginal pH Normal vaginal pH is usually less than 4.5.[2]	7.1 range 6.5 to 7.5	5.0 range 5.0 to 5.2	-2.0 median range -2.5 to -1.5 Lower pH value is a measure of symptom relief
Vaginal Dryness Rated using a visual analogue scale (VAS) that ranged from: 0 = Not bothered by dryness 10 = Extremely bothered by dryness	8.0 range of 7.5 to 9.0	3.0 range 2.0 to 3.0	-5.5 median range -6.0 to -4.5 Decreased vaginal dryness is a measure of symptom relief

In addition, systemic absorption of tamoxifen was not significant.

- After 8 weeks of study treatment with vaginal tamoxifen, the median plasma concentration of tamoxifen was 5.8 ng/ml, with a range of 1.0 to 10.0 ng/ml
- In comparison, after 3 months of administration of 20mg, once-daily oral tamoxifen citrate (Nolvadex),[3] the average steady state plasma concentration of tamoxifen is 122 ng/ml with a range of 71 to 183 ng/ml

1. Clin. Exp. Obstet. Gynecol. - ISSN: 0390-6663 XLVI, n. 2, 2019
2. https://www.medicalnewstoday.com/articles/322537.php
3. US Food and Drug Administration: "Drug Approval Package: Nolvadex (Tamoxifen Citrate) NDA# 21-109.2002". Available at: https://www.accessdata.fda.gov/drugsatfda_docs/nda/2002/21109_Nolvadex.cfm

33

(UC-LARC) / Microchips Technology User-Controlled Long-Acting Reversible Contraception

DARE-LARC1
User-Controlled Long Acting Reversible Contraception

Design Features of the Technology:

- Drug Storage
  - Individual doses are stored in micro-reservoir arrays
  - Reservoirs are hermetically sealed at room temperature
  - Thin membranes over each reservoir protect drug post-sealing

- Drug Release
  - Drug doses are initiated automatically on schedule or wirelessly on-demand by a patient
  - Reservoirs are opened via electrothermal ablation of membranes
  - Upon opening, interstitial fluid diffuses in and drug diffuses out



Pre-programmed or wireless activation

505(b)(2) candidate[1]

1. Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-LARC1

35

DARE-LARC1 User-Controlled Long Acting Reversible Contraception 36 The Bill & Melinda Gates Foundation has strong interest in family planning. An estimated 215 million women in developing countries do not have access to contraception. Grant funding to date: $20.5m Grant to understand user needs and define the product concept Funding 2013 Favorable response from Sub-Saharan Africa – Sub-dermal implant use is growing – 87% of women surveyed said they would use the proposed implant – 74% of healthcare workers said they would use the proposed implant in their practice Grant to develop implant concept and technology Funding 2014 – 2021 Currently executing a 4th supplemental grant funding to demonstrate multiple drug releases in vivo, after successfully completing additional market research and concept development in the 3rd supplemental grant funding

Q3-2020 Financial Highlights: • Cash provided from financing activities* through 9/30/20: $16.7 million (net) • Cash and equivalents (as of 9/30/20): $5.4 million Updates from October 1 through November 11, 2020: • Cash provided by sales of stock: $4.5 million (net) • Common shares o/s: ~ 38 million • Warrants o/s: ~1.9 million Funding sources: • Since our inception, we have raised cash through the sale of our equity securities, M&A transactions, warrant and option exercises, non-dilutive grants, and license fees. • We will endeavor to be creative and opportunistic in seeking the capital required to advance our candidates and to be efficient in the use of such capital. * Financing activities during the period included sales of stock, warrant exercises and proceeds from a PPP loan. 37 Daré Financial Summary

Grant funding: • $1.9 million grant for Ovaprene R&D expenses from the Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD), a division of the National Institutes of Health (NIH). • Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD) of the National Institutes of Health Award Number R44 HD095724-01. • $20.5 million grant funding from Bill & Melinda Gates Foundation (2013-2021)to support development of DARE-LARC1. • September 21, 2020 Daré announced receipt of the final ~ $0.9 million in funding under the current grant from the Bill & Melinda Gates Foundation. • Potential for up to $2.3 million grant from the NIH to be awarded in phases to support the DARE-FRT1 program. Notice of award for initial $300,000 in grant funding announced Aug 2020. • Eunice Kennedy Shriver National Institute of Child Health & Human Development of the National Institutes of Health Award Number R44 HD101169. Cost optimization and value creation through partnerships and affiliates: • Health Decisions, a CRO specializing in women’s health; our agreement will provide dedicated resources and new pricing structures, which together with Health Decisions’ expertise and established relationships, are expected to accelerate the development of key programs in a capital-efficient manner. • Avomeen, an accredited, independent contract research, development, and manufacturing organization specializing in chemical analysis and product development; our agreement provides a preferred discounting price structure and should enable Daré to leverage Avomeen’s scientific expertise, including advanced instrumentation and development techniques. • Australia’s R&D tax incentive currently allows for a refundable cash credit of up to 43.5% of investments made by eligible companies in eligible R&D activities. We intend to apply for the maximum amount allowable under our DARE-HRT1 program. 38 Daré Non-Dilutive Funding Sources

WE ARE DELIVERING INNOVATION BY DARING TO BE DIFFERENT® Management Team & Board of Directors 39 BOARD OF DIRECTORS William Rastetter, PhD Chairman Cheryl Blanchard, PhD Jessica Grossman, MD Susan Kelley, MD Greg Matz, CPA Robin Steele, JD, LLM Sabrina Martucci Johnson MSc, MIM President & CEO MANAGEMENT TEAM Sabrina Martucci Johnson MSc, MIM President & CEO John Fair Chief Strategy Officer Lisa Walters-Hoffert Chief Financial Officer David Friend, PhD Chief Scientific Officer Mary Jarosz, RPh, RAC, FTOPRA Global Head of Regulatory Affairs Mark Walters Vice President of Operations Christine Mauck, MD, MPH Medical Director

NASDAQ: DARE www.darebioscience.com DARING TO BE DIFFERENT ™ AND ADVANCING PRODUCTS WOMEN WANT